Exhibit 10.3

SIXTH AMENDMENT

This Sixth Amendment (this “Amendment”) is made and entered into as of May 1,2003 by and between 10 & 30 SOUTH WACKER, L.L.C., a Delaware limited liability company (“Landlord”) and CHICAGO MERCANTILE EXCHANGE INC., a Delaware corporation (“Tenant”).

RECITALS:

Landlord and Tenant (each as a successor in interest by assignment and/or operation of law) are parties to a certain Lease dated as of March 31, 1988 between American National Bank as Trustee under Trust Agreement dated June 2, 1981 and known as Trust No. 51234 and Chicago Mercantile Exchange, an Illinois not-for-profit corporation, as amended by amendments dated November 1, 1999, January 2, 2002, May 3, 2002, August 22, 2002 and October 1, 2002 (the “Lease”). The parties desire to amend the Lease as hereinafter provided. Therefore, the parties agree as follows:

1. Defined Terms. Except as defined in this Amendment, the capitalized defined terms used in this Amendment shall have the meanings ascribed to such terms in the Lease. References to “Section” refer to sections and subsections of the Lease. References to “Exhibit” or “Exhibits” are to exhibits to this Amendment unless otherwise indicated. For the purposes of this Amendment, the following terms shall have the following meaning:

“18th Floor Space” means the space located on the 18th floor of the 30 South Wacker Building consisting of 26,616 rentable square feet and depicted on Exhibit A.

2. Addition of 18th Floor Space.

(a)	Effective as of December 1, 2003 (the “18th Floor Effective Date”), the 18th Floor Space shall be added to and become part of the Premises. Base Rent and Rent Adjustment for the 18th Floor Space shall commence as of July 1, 2004 (the “18th Floor Rent Commencement Date”), it being agreed that Tenant shall not be required to pay Base Rent or Rent Adjustments for the 18th Floor Space with respect to the period prior to the 18th Floor Rent Commencement Date. Tenant’s Proportion for the 30 South Wacker Building shall be appropriately adjusted effective as of the 18th Floor Rent Commencement Date. The 18th Floor Space is subject to all the terms and conditions of the Lease except as expressly modified herein.

(b)

The 18th Floor Space shall be delivered by Landlord and accepted by Tenant in “as is” condition. The parties hereto acknowledge that Tenant is currently in possession of a 16,434 rentable square foot portion of the 18th Floor Space as “Temporary Space” pursuant to Section 23 of the Fifth Amendment dated October 1, 2002 (the “Fifth Amendment”). If Landlord fails to deliver possession of any other portion of the 18th Floor Space to Tenant on or before the 18lh Floor Effective Date: (i) the 18th Floor Effective Date for such undelivered portion shall be postponed until the date on which Landlord provides Tenant with possession of such space, and (ii) Tenant shall have the right to extend the term of the Lease for 8,242 rentable square feet of space currently leased by Tenant on the 31st Floor of the 10 South Wacker Building in accordance with the terms of Section 2 (c) below. If Landlord fails to deliver possession of any portion of the 18th Floor Space to Tenant on or before the 18th Floor Rent Commencement Date, the 18th Floor Rent Commencement Date for such undelivered portion shall be postponed until the date on which Landlord provides Tenant with possession of such space. Tenant shall not, however, be entitled to an extension of the rent free period beyond the adjusted 18lh Floor Rent Commencement Date for such space.

(c)

Tenant currently leases 8,242 rentable square feet of space on the 31st Floor of the 10 South Wacker Building for a term that is currently scheduled to expire on November 30, 2003. This space is defined as the “Expansion Space” pursuant to the First Amendment to the Lease dated November 1, 1999. If Landlord fails to provide Tenant with possession of any portion of the 18th Floor Space on or before the 18th Floor Effective Date, the Expansion Extended Term (as defined in the Second Amendment to Lease dated January 7, 2002) shall automatically be extended to the date on which Landlord delivers possession of the entire 18th Floor Space to Tenant (the “Automatic Extended Expiration Date”). The period beginning on December 1, 2003 and ending on the Automatic Extended Expiration Date is referred to as the “Automatic Extension Term”. Tenant shall not be required to pay Base Rent or Rent Adjustments with respect to the Expansion Space during the Automatic Extension Term and Tenant’s Proportion of the 10 South Wacker Building shall be appropriately adjusted as of December 1, 2003 to reflect the fact that Tenant will not be required to pay Rent Adjustments for the Expansion Space during the Automatic Extension Term. Tenant shall also have the option to extend the term of the Expansion Space (the “Additional Expansion Extended Term”) for up to two (2) full lease months beyond: (i) the end of the Automatic Extension Term (if Landlord fails to deliver possession of the entire 18lh Floor Space on or before the 18lh Floor Effective Date), or (ii) the end of the Expansion Extended Term (if Landlord delivers possession of the entire 18th Floor Space on or before the 18lh Floor Effective Date). For example, if the Automatic Extension Term ends on January 23, 2004, the Additional Expansion Extended Term would run for up to two (2) full lease months beginning on January 24, 2004 and ending on March 23, 2004. Tenant shall pay Landlord Base Rental during the Additional Expansion Extended Term at the gross rate of $17,171.00 per lease month. Tenant shall not be required to pay Rent Adjustments for the Expansion Space during the Additional Expansion Extended Term. Base Rental shall be appropriately prorated for any partial lease month during the Additional Expansion Extended Term, it being agreed that Tenant may vacate the

Expansion Space and thereby end the Additional Expansion Extended Term at any time by notice to Landlord.

(d)	Tenant shall be entitled to receive a cash allowance of $332,700 which Tenant may use, at its discretion, for remodeling, upgrades, alterations, equipment and other costs related to the 18th Floor Space and Premises. Such allowance has been added to and made a part of the Allowance granted to Tenant pursuant to Section 12 of the Fifth Amendment, as such Section 12 is hereinafter amended pursuant to Section 4 of this Amendment.

3. Base Rent. Base Rent for the 18th Floor Space shall be as follows:

Period	Monthly Amount		Lease Year Amount		Annual Rate per Square Foot
18th Floor Rent Commencement Date through December 31, 2004	$44,360.00	*	$266,160.00	*	$20.00/sq.ft.
January 1, 2005 through December 31, 2005	$45,469.00		$545,628.00		$20.50/sq.ft.
January 1, 2006 through December 31, 2006	$46,578.00		$558,936.00		$21.00/sq.ft.
January 1, 2007 through December 31, 2007	$47,687.00		$572,244.00		$21.50/sq.ft.
January 1, 2008 through November 30, 2008	$48,796.00		$536,756.00	**	$22.00/sq.ft.

*	Monthly and Annual Amounts assume that the entire 18th Floor Space has been delivered to Tenant on or before July 1, 2004.

**	Amount reflects a Lease Year of 11 months

4. Allowance. Section 12 of the Fifth Amendment is amended and restated in its entirety to provide as follows:

Landlord will provide Tenant with a cash allowance of $2,332,700 (the “Allowance”) which Tenant may use, at its discretion, for remodeling, upgrades, alterations, equipment or other costs related to the Premises. The Allowance, the Relocation Allowance and the 19th Floor Expansion Allowance are collectively referred to as the “Allowances”. Disbursements of any portion of the Allowances for Alterations shall be paid to Tenant in periodic disbursements within 30 days after receipt of the following documentation: (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from an AIA architect substantially in the form of the Architect’s Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; and (iii) Contractor’s, subcontractor’s and material supplier’s waivers of liens which shall cover all Alterations for which disbursement is being requested. Disbursements of any portion of the Allowances for items other than Alterations shall be paid to Tenant within 30 days after receipt of invoices for the cost incurred by Tenant. If Landlord fails to timely pay the Allowances or any portion thereof, Tenant’s obligation to pay Base Rent and Rent Adjustments (without interest or late charge) shall be deferred until the applicable portion of the Allowances is paid. Tenant shall pay Landlord any Base Rent and Rent Adjustments so deferred within thirty (30) days after the applicable portion of the Allowances is paid to Tenant. Notwithstanding the foregoing, the amount of Base Rent and Rent Adjustments that Tenant is entitled to defer shall be limited to the amount of the Allowances that is not timely paid by Landlord.

5. Expansion Option. Section 48, as amended by Section 19 of the Fifth Amendment, is amended and restated in its entirety to provide as follows:

48. Expansion Option. Tenant shall have the option (the “Expansion Option”) to lease 14,094 rentable square feet on the 19th floor of the 30 South Wacker Building as depicted on Exhibit B (the “19th Floor Expansion Space”). Such Expansion Option shall be exercised by notice to Landlord on or before September 30, 2004, provided that such notice will not be effective if any uncured default then exists and applicable grace periods with respect thereto have then expired. If such Expansion Option is timely exercised, the 19th Floor Expansion Space shall be delivered to Tenant and added to the Premises on July 1, 2005 and Tenant’s Proportion for the 30 South Wacker Building shall be appropriately adjusted. Base Rent for the 19th Floor Expansion Space shall be based upon the base rental rates applicable to the other Office Premises (including all subsequent adjustments thereto). Tenant shall be entitled to receive a cash allowance of $132,362.00 (the “19th Floor Expansion Allowance”) which Tenant may use, at its discretion, for remodeling, upgrades, alterations, equipment or other costs related to the 19th Floor Expansion Space. The 19th Floor Expansion Allowance shall be disbursed in the manner described in Section 4 of this Amendment with respect to the Allowance.

6. 12lh Floor Space. Tenant acknowledges that Landlord desires to lease the 12th floor of the 10 South Wacker Building to itself, the managing or leasing agent for the Building or one or more of their respective affiliated entities (the “Landlord Related Entities”); provided that such space shall be used by the Landlord Related Entity(ies) as a management and/or leasing office. Tenant agrees that its Right of First Offer on all or any portion of the 12th floor of the 10 South Wacker Building to be subject and subordinate to Landlord’s right to lease such space to itself or any of the Landlord Related Entities and that such right of

Landlord shall be considered to be a “Superior Right” as defined in Section 50.B; provided that a sublease or assignment of any portion of the 12th floor space to a party other than a Landlord Related Entity shall be subject to Tenant’s Right of First Offer.

7. Temporary Space. Section 23 of the Fifth Amendment amended and restated Section 2 of the Fourth Amendment dated August 22, 2002 in its entirety. Section 23 of the Fifth Amendment is hereby amended and restated in its entirety to provide as follows:

Commencing on January 1, 2003 (or such earlier date as Landlord may permit) through November 30, 2003 (“Temporary Space Term”), Tenant shall be permitted to occupy Suite 1818 at the 30 South Wacker Building (“Suite 1818”) consisting of 16,434 rentable square feet, which space is depicted on Exhibit I of the Fifth Amendment (the “Temporary Space”). No Base Rent or Rent Adjustment shall be payable with respect to the Temporary Space during the Temporary Space Term. Temporary Space shall be governed by the terms of the Lease. Landlord shall provide Tenant with an allowance of $250,000 (the “Relocation Allowance”) to be applied toward the cost of relocating into the Temporary Space and, at Tenant’s discretion, for remodeling, upgrades, alterations, equipment or other costs related to the Premises. The Relocation Allowance shall be disbursed in the same manner as the Allowance. If all or any portion of the Relocation Allowance is not used on or before November 30, 2003, Tenant may use all or any portion of such unused amount as a credit against Base Rent and Rent Adjustment.

8. Sublease of Suite 2020. Landlord hereby grants its consent to a subletting of all or any portion of Suite 2020 of the 30 South Wacker Building by Reuters, as sublessor, to Tenant, as sublessee.

9. Configuration of Elevator Banks. The low mid-rise elevator bank for the 30 South Wacker Building currently serves floors 11-21. Landlord shall have the right at anytime to switch the service of floor 21 from the low mid-rise elevator bank to the high mid-rise elevator bank. Regardless of whether Landlord reconfigures the elevator bank for the 21st floor, Landlord agrees that it will not reduce the number of elevator cars serving any floor in the low mid-rise elevator bank below its current number of seven (7) at any time prior to November 30, 2006. If less than 63,500 rentable square feet in the low mid-rise elevator bank is unleased on November 30, 2006, Landlord agrees that it will not reduce the number of elevator cars serving the low mid-rise elevator bank at any time prior to November 30, 2008.

10. Miscellaneous.

(a) This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representation or agreement.

(b) Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

(c) In the case of any inconsistency between the provision of the Lease and this Amendment, the provision of this Amendment shall govern and control.

(d) Neither party shall be bound by this Amendment until both parties have executed and delivered the same to the other.

(e) Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment except for The Levy Organization (“Broker”). Tenant agrees to indemnify and hold Landlord Related Parties harmless from all claims of any brokers other than Broker claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

(f) Each exhibit attached hereto is hereby made a part hereof.

(g) Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

[The next page is the signature page.]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:	10 & 30 SOUTH WACKER, L.L.C., a Delaware limited liability company

By:	IL-10 & 30 South Wacker, L.L.C., a Delaware limited liability company, it administrative managing member

	By:	Equity Office Management, L.L.C., a Delaware limited liability company, its non-member manager

		By:	/s/ Arvid Povilaitis
		Name:	Arvid Povilaitis
		Title:	Senior Vice President

TENANT:

CHICAGO MERCANTILE EXCHANGE INC., a Delaware corporation

By:	/s/ David G. Gomach
Name:	David G. Gomach
Title:	CFO

SEVENTH AMENDMENT

THIS SEVENTH AMENDMENT (the “Amendment”) is made and entered into as of the 20 day of April, 2004, by and between 10 & 30 SOUTH WACKER, L.L.C., a Delaware limited liability company (“Landlord”), and CHICAGO MERCANTILE EXCHANGE, INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord and Tenant (each as a successor in interest by assignment and/or operation of law) are parties to that certain lease dated as of March 31, 1988 (“Original Lease”), which lease has been previously amended by instruments dated November 1, 1999 (“First Amendment”), January 2, 2002 (“Second Amendment”), May 3, 2002 (“Third Amendment”), August 22, 2002 (“Fourth Amendment”), October 1, 2002 (“Fifth Amendment”) and May 1, 2003 (“Sixth Amendment, and together with the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment, collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant, space (the “Premises”) in the buildings commonly known as 10 S. Wacker and 30 S. Wacker located at 10 South Wacker Drive (“10 South Building”) and 30 South Wacker Drive (“30 South Building”), Chicago, Illinois (either of 10 South Building or 30 South Building, a “Building”).

B.	Tenant’s lease of approximately 8,242 rentable square feet of space on the 31st floor the 10 South Building and known as Suite 3115 (“Expansion Space”, as defined in the First Amendment and referred to and previously extended in the Second Amendment and Third Amendment) by its terms expired on November 30, 2003 (“Prior Expansion Space Termination Date”) and Tenant has remained in possession of the Expansion Space as a holdover tenant with Landlord’s consent since the Prior Expansion Space Termination Date, and the parties desire to formally extend the Term of the Expansion Space, all on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.	Extension. The Term of the Expansion Space is hereby extended from February 1, 2004, for a period of 12 months and shall expire on January 31, 2005 (“Extended Expansion Space Termination Date”), unless sooner terminated in accordance with the terms of the Lease. That portion of the Term of the Expansion Space commencing February 1, 2004 (“Expansion Space Extension Date”) and ending on the Extended Expansion Space Termination Date shall be referred to herein as the “Extended Expansion Space Term”.

II.	Base Rent. As of the Expansion Space Extension Date, the schedule of Base Rent payable with respect to the Expansion Space during the Extended Expansion Space Term is the following:

Period	Annual Rate Per Square Foot	Monthly Base Rent
2/1/04 – 1/31/05	$10.00	$6,868.33

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

III.	Additional Security Deposit. No additional security deposit shall be required in connection with this Amendment.

IV.	Expenses and Taxes. For the period commencing on the Expansion Space Extension Date and ending on the Extended Expansion Space Termination Date, Tenant shall pay for Tenant’s Proportion of Expenses and Taxes in accordance with the terms of the Lease.

V.	Improvements to Expansion Space.

A.	Condition of Expansion Space. Tenant is in possession of the Expansion Space and accepts the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

1

B.	Responsibility for Improvements to Expansion Space. Any construction, alterations or improvements to the Expansion Space shall be performed by Tenant at its sole cost and expense using contractors selected by Tenant and approved by Landlord and shall be governed in all respects by the provisions of the Lease.

VI.	Expansion Space Termination Right. At any time during the Extended Expansion Space Term, Tenant, so long as it is not in default hereunder or under the Lease, shall have the right to terminate its lease of the Expansion Space only (“Expansion Space Termination Option”) for any reason by providing at least 45 days prior written notice to Landlord, in which event, Tenant’s lease of the Expansion Space only shall be deemed terminated as of the date of termination (“Expansion Space Accelerated Expiration Date”) specified in such notice. If Tenant exercises the Expansion Space Termination Option, Tenant simultaneously with delivery of its notice of exercise of the Expansion Space Termination Option shall pay to Landlord, as a fee in connection with the acceleration of the Extended Expansion Space Termination Date and not as a penalty, an amount equal to the unamortized portion of $8,242.00 (i.e.; the costs incurred by Landlord in connection with the Expansion Space) (the “Termination Fee”). The “unamortized portion” of the foregoing shall be determined using an interest rate of 11% per annum. In addition, if Tenant exercises the Expansion Space Termination Option as provided for herein, Tenant shall remain liable for all rent and other sums due hereunder and under the Lease with respect to the Expansion Space up to and including the Expansion Space Accelerated Expiration Date even though billings for such may occur subsequent to the Expansion Space Accelerated Expiration Date. Nothing herein shall be construed as granting to Tenant the right to terminate it lease of any of the other Premises leased by Tenant under the Lease.

VII.	Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment, the Lease shall be amended in the following additional respects:

A.	Landlord and Tenant acknowledge and agree that the Expansion Option restated at Section 19 of the Fifth Amendment has expired and is of no further force or effect.

VIII	Miscellaneous.

A.	This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

B.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

C.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

D.	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

E.	The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

F.

Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than the Levy Organization (“Broker”). Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the “Landlord Related Parties”) harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment other than Broker. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant,

2

its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the “Tenant Related Parties”) harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

G.	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Seventh Amendment as of the day and year first above written.

LANDLORD:

10 & 30 SOUTH WACKER, L.L.C., a Delaware limited liability company

By:	IL-10 & 30 South Wacker, L.L.C., a Delaware limited liability company, its administrative managing member

	By:	Equity Office Management, L.L.C., a Delaware limited liability company, its non-member manager

		By:	/s/ Donald E. Huffner
		Name:	Donald E. Huffner
		Title:	Senior Vice President

TENANT:

CHICAGO MERCANTILE EXCHANGE, INC., a Delaware corporation

By:	/s/ Phupinder Gill
Name:	Phupinder Gill
Title:	President

3

EIGHTH AMENDMENT

THIS EIGHTH AMENDMENT (the “Amendment”) is made and entered into as of October 29, 2004, by and between 10 & 30 SOUTH WACKER, L.L.C., a Delaware limited liability company (“Landlord”), and CHICAGO MERCANTILE EXCHANGE INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord and Tenant (each as a successor in interest by assignment and/or operation of law) are parties to that certain lease dated as of March 31, 1988 (the “Lease”), which lease has been previously amended by instruments dated November 1, 1999 (“First Amendment”), January 2, 2002 (“Second Amendment”), May 3, 2002 (“Third Amendment”), August 22, 2002 (“Fourth Amendment”), October 1, 2002 (“Fifth Amendment”), May 1, 2003 (“Sixth Amendment) and April 20, 2004 (“Seventh Amendment”), and which lease, together with the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment and Seventh Amendment is collectively, the “Lease”. Pursuant to the Lease, Landlord has leased to Tenant, space (the “Original Premises”) in the buildings commonly known as 10 S. Wacker and 30 S. Wacker located at 10 South Wacker Drive (“10 South Building”) and 30 South Wacker Drive (“30 South Building”), Chicago, Illinois (either of 10 South Building or 30 South Building, a “Building”).

B.	Tenant has requested that additional space containing approximately 15,707 rentable square feet (described as 2,068 rentable square feet in Suite 1900, 350 rentable square feet in Suite 1902, 8,057 rentable square feet in Suite 1908, 1,263 rentable square feet in Suite 1910, 3,268 rentable square feet in Suite 1920, and 701 rentable suare feet in Suite 1990) on the 19th floor of the 30 South Building shown on Exhibit A hereto (the “Expansion Space”) be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

   NOW, THEREFORE, in consideration of the above recitals, which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Expansion and Effective Date.

1.01.	Effective as of July 1, 2005 (the “Expansion Effective Date”), the Premises, as defined in the Lease, is increased by the addition of the Expansion Space, and from and after the Expansion Effective Date, the Original Premises and the Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Term for the Expansion Space shall commence on the Expansion Effective Date and end on the expiration of the Term, which, unless sooner terminated in accordance with the Lease or extended by Tenant’s exercise of a Renewal Option under the Lease, shall mean November 30, 2008. (Such date, for purposes of this Amendment and the Lease, is referred to as the “Termination Date”). The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that, with respect to the Expansion Space, Tenant shall not be entitled to receive any of the allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Expansion Space.

1.02.	If Landlord fails to deliver possession of the Expansion Space by April 1, 2005 for any reason, including but not limited to, holding over by prior occupants, the Expansion Effective Date shall be delayed for a period equal to the number of days by which the possession delivery date was delayed past April 1, 2005. Any such delay in the Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. Landlord shall not be entitled to Base Rent or Rent Adjustments for the Expansion Space prior to the Expansion Effective Date. If the Expansion Effective Date is delayed, the Termination Date under the Lease shall not be similarly extended. Notwithstanding the foregoing, Landlord acknowledges that the Expansion Space is currently vacant and Landlord anticipates that it will deliver possession of the Expansion Space to Tenant on April 1, 2005.

2.	Base Rent. In addition to Tenant’s obligation to pay Base Rent for the Original Premises, Tenant shall pay Landlord Base Rent for the Expansion Space as follows:

Months of Term or Period	Annual Rate Per Square Foot	Monthly Base Rent
Expansion Effective Date – 06/30/06	$10.00	$13,089.17	*
07/01/06 – 06/30/07	$10.50	$13,743.63
07/01/07 – 06/30/08	$11.00	$14,398.08
07/01/08 – 11/30/08	$11.50	$15,052.54

  All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

*	The Monthly Base Rent will be appropriately prorated for any partial Lease month.

3.	Additional Security Deposit. No additional security deposit shall be required in connection with this Amendment.

4.	Tenant’s Proportion. For the period commencing with the Expansion Effective Date and ending on the Termination Date, Tenant’s Proportion for the Expansion Space is 1.5196%.

5.	Expenses and Taxes. For the period commencing with the Expansion Effective Date and ending on the Termination Date, Tenant shall pay for Tenant’s Proportion of Expenses and Taxes applicable to the Expansion Space in accordance with the terms of the Lease.

6.	Improvements to Expansion Space.

6.01.	Condition of Expansion Space. Tenant has inspected the Expansion Space and agrees to accept the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements.

6.02.	Responsibility for Improvements to Expansion Space. Any construction, alterations or improvements to the Expansion Space shall be performed by Tenant at its sole cost and expense using contractors selected by Tenant and approved by Landlord and shall be governed in all respects by the terms of the Lease. In any and all events, the Expansion Effective Date shall not be postponed or delayed if the initial improvements to the Expansion Space are incomplete on the Expansion Effective Date for any reason whatsoever. Any delay in the completion of initial improvements to the Expansion Space shall not subject Landlord to any liability for any loss or damage resulting therefrom.

7.	Beneficial Occupancy of the Expansion Space. Tenant shall be permitted to take possession of the Expansion Space on April 1, 2005 before the Expansion Effective Date. Such possession shall be subject to the terms and conditions of the Lease and this Amendment, however, Tenant shall not be required to pay Base Rent and Rent Adjustments applicable to the Expansion Space prior to the Expansion Effective Date. However, Tenant shall be required to pay for the cost of services requested by Tenant (e.g. freight elevator usage).

8.	Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment, the Lease shall be amended in the following additional respects:

Expansion Option. The Expansion Option, as it appears in Section 5 of the Sixth Amendment, is deleted and shall be of no further force or effect.

9.	Miscellaneous.

9.01.	This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment. Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord.

9.02.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

9.03.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

9.04.	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

9.05.	The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

9.06.	Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment except for Holly Duran Real Estate Partners LLC (“Broker”). Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the “Landlord Related Parties”) harmless from all claims of any brokers, other than Broker, claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the “Tenant Related Parties”) harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

9.07.	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

10 & 30 SOUTH WACKER, L.L.C., a Delaware limited liability company

	By:	IL-10 & 30 South Wacker, L.L.C., a Delaware limited liability company, its administrative managing member

		By:	Equity Office Management, L.L.C., a Delaware limited liability company, its non-member manager

			By:	/s/ C. J. Dempsey
			Name:	C. J. Dempsey
			Title:	Vice President of Leasing
Date:

TENANT:

CHICAGO MERCANTILE EXCHANGE INC., a Delaware corporation

By:	/s/ David Gomach
Name:	David Gomach
Title:	Managing Director and Chief Financial Officer
Date: